EXHIBIT 10.29

CERTIFICATE PURCHASE AGREEMENT

among

H & T RECEIVABLE FUNDING CORPORATION,
as Transferor,

BALLY TOTAL FITNESS CORPORATION,
individually and as the Servicer,

LEXINGTON PARKER CAPITAL COMPANY, LLC,
and the other conduit purchasers from time to time party hereto, as the Conduit Purchasers,

CANADIAN IMPERIAL BANK OF COMMERCE,
as the Managing Agent for the CIBC Ownership Group,
and the other Managing Agents from time to time party hereto,

Various Alternate Transferees

and

CANADIAN IMPERIAL BANK OF COMMERCE,
as the Administrative Agent

dated as of November 30, 2001

TABLE OF CONTENTS
                                                                                  Page||

                                        ARTICLE I.

                                       DEFINITIONS

SECTION 1.01   Certain Defined Terms...................................................1
SECTION 1.02   Other Definitional Provisions..........................................10

                                        ARTICLE II.

                                     PURCHASE AND SALE

SECTION 2.01   Purchase and Sale of the Certificates..................................11
SECTION 2.02   Initial Purchase Price.................................................11
SECTION 2.03   Incremental Fundings...................................................11
SECTION 2.04   Reduction of Commitment Amount or Group Purchase
               Limit; Commitment Termination Date.....................................14
SECTION 2.05   Calculation of the Certificate Rates...................................15
SECTION 2.06   Calculation and Payment of Monthly Interest and
               Additional Interest....................................................16
SECTION 2.07   Assignment to Alternate Transferees, Program Support

                                        ARTICLE IV.

                                  CONDITIONS PRECEDENT TO
                               PURCHASE ON THE CLOSING DATE

SECTION 4.04   Opinions of Counsel to the Trustee; Delivery of Officer's Certificate..21
SECTION 4.05   Opinions of Counsel to the Transferor..................................21

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SECTION 4.06   Opinions of Counsel to BTFC, the other Originators

                                        ARTICLE V.

                              REPRESENTATIONS AND WARRANTIES
                            OF THE SERVICER AND THE TRANSFEROR

                                        ARTICLE VI.

                         REPRESENTATIONS, WARRANTIES AND COVENANTS
                                WITH RESPECT TO THE OWNERS

                                        ARTICLE VII.

                                  COVENANTS OF THE SERVICER
                                     AND THE TRANSFEROR

SECTION 7.01   Covenants..............................................................25
SECTION 7.02   Amendments.............................................................25

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                                        ARTICLE VIII.

                                      INDEMNIFICATION

SECTION 8.05   Costs, Expenses, Taxes, Breakage Amounts and
               Increased Costs under Certificate Purchase
               Agreement and Program Facility.........................................29

                                        ARTICLE IX.

                                        THE AGENTS

                                        ARTICLE X.

                                      MISCELLANEOUS

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SECTION 10.09  Execution in Counterparts..............................................39
SECTION 10.10  No Recourse............................................................39
SECTION 10.11  Limited Recourse.......................................................39
SECTION 10.12  Survival...............................................................39
SECTION 10.13  Tax Treatment..........................................................39
||

EXHIBIT A     Form of Notice of Incremental Funding
EXHIBIT B     Form of Assignment and Acceptance

SCHEDULE I    Commitments
SCHEDULE II   Administrative Agent Account
SCHEDULE III  Addresses for Notices

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       CERTIFICATE PURCHASE AGREEMENT (this "Certificate Purchase Agreement") dated as of November 30, 2001 among H & T RECEIVABLE FUNDING CORPORATION (the "Transferor"), BALLY TOTAL FITNESS CORPORATION, individually and as Servicer (the "Servicer"), the various CONDUIT PURCHASERS, MANAGING AGENTS and ALTERNATE TRANSFEREES from time to time party hereto, and CANADIAN IMPERIAL BANK OF COMMERCE, as agent for the Managing Agents (in such capacity, the "Administrative Agent").

       The parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

       SECTION 1.01 Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth in the Pooling and Servicing Agreement (as defined below) or in the Series 2001-1 Supplement (as defined below). Additionally, the following terms shall have the following meanings:

       "Accrual Period" means, with respect to any Distribution Date, the period from and including the immediately preceding Distribution Date to but excluding such Distribution Date, provided, that the initial Accrual Period following the Closing Date shall be the period from and including the Closing Date to but excluding the first Distribution Date, provided, further, however, that the final Accrual Period shall be the period from and including the Distribution Date prior to the Series 2001- 1 Termination Date to but excluding the Series 2001-1 Termination Date.

       "Act" means the Securities Act of 1933, as amended.

       "Additional Amounts" means all amounts owed by the Transferor or the Servicer pursuant to Article VIII plus any Breakage Amounts.

       "Additional Interest" is defined in Section 2.06(b).

       "Additional Ownership Group Annex" means the annex to an Assignment and Acceptance delivered by the applicable assignee to the Administrative Agent and the Transferor setting forth information relating to such assignee’s Ownership Group.

       "Administrative Agent" is defined in the Preamble.

       "Administrative Agent Fee" is the fee set forth in the Administrative Agent Fee Letter.

       "Administrative Agent Fee Letter" means a letter agreement, if any, among the Servicer, the Transferor and the Administrative Agent setting forth certain fees payable by the Servicer and the

Transferor in connection with the administrative duties performed by the Administrative Agent for the benefit of the Managing Agents.

       "Affected Parties" is defined in Section 2.08.

       "After-Tax Basis" means, with respect to any payment to be received by any Indemnified Party, the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes imposed currently with respect to such payments (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnified Party of any amount, including Taxes, for which the payment to be received is made), the balance of such payments shall be equal to the amount of the original payment to be received.

       "Alternate Rate" means, on any day, a rate per annum equal to the greatest of (a) the prime rate of interest announced publicly by the Administrative Agent from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Administrative Agent), (b) the sum of (1) the cost of funds for the applicable Alternate Transferee (as determined in good faith by such Alternate Transferee and reported by such Alternate Transferee to the Administrative Agent) and (2) the Applicable Margin and (c) the sum of (1) 0.50% and (2) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

       "Alternate Transferees" means CIBC, each Person designated as an "Alternate Transferee" on an Additional Ownership Group Annex, and each of their respective successors and assigns (with respect to their rights in, and their commitment to make Incremental Fundings under, the applicable Certificate) that shall become a party to this Certificate Purchase Agreement pursuant to Section 2.07(b).

       "Applicable Funded Share" means, at any time of determination with respect to any Ownership Group, a fraction, the numerator of which is the Outstanding Certificate Amount allocable to the Certificate of such Ownership Group at such time, and the denominator of which is the sum of the Outstanding Certificate Amounts of all Certificates at such time.

       "Applicable Margin" means, on any Determination Date, the rate per annum set forth below opposite the applicable Determination Date:

|-----------------------------------------------|---------------------------------------|
|                                               |                                       |
| Determination Date                            | Applicable Margin                     |
|-----------------------------------------------|---------------------------------------|

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|-----------------------------------------------|---------------------------------------|
| First through eighteenth Determination Date   | 1.55%                                 |
|-----------------------------------------------|---------------------------------------|
| Nineteenth through Thirtieth Determination    | 2.05%                                 |
| Date                                          |                                       |
|-----------------------------------------------|---------------------------------------|
| Thirty first through final Determination Date | 2.55%                                 |
|-----------------------------------------------|---------------------------------------|

       "Applicable Pro Rata Share" means, at any time of determination with respect to any Ownership Group, a fraction, the numerator of which is the unused Group Purchase Limit of such Ownership Group at such time and the denominator of which is the sum of the unused Group Purchase Limits for all Ownership Groups at such time.

       "Assignment Amount" means, with respect to an Alternate Transferee, at any time an amount equal to the lesser of (a) such Alternate Transferee’s Percentage of the Outstanding Certificate Amount of the Certificate for the related Ownership Group and (b) such Alternate Transferee’s Percentage of the Invested Amount of the Certificate for the related Ownership Group at such time.

       "Assignment and Acceptance" means an assignment and acceptance agreement, substantially in the form of Exhibit B hereto, entered into by an Owner and a Permitted Assignee.

       "Bank Funding Rate" means, with respect to any day, an interest rate per annum equal to the sum of (a) LIBOR for such day plus (b) the Applicable Margin.

       "Bank Rate Tranche Period" means, with respect any Alternate Transferee for which interest is calculated based on LIBOR, a period of one, three or six months, or such other period as is mutually agreeable to the Administrative Agent and the Transferor, commencing on a Business Day selected by the Transferor and the Administrative Agent pursuant to this Certificate Purchase Agreement. If any Bank Rate Tranche Period would otherwise end on a day which is not a Business Day, that Bank Rate Tranche Period shall be extended to the next succeeding Business Day except if the result of such extension would be for such Bank Rate Tranche Period to end in another calendar month in which event such Bank Rate Tranche Period shall end on the immediately preceding Business Day.

       "Breakage Amounts" shall mean, for each Ownership Group for each funding period, to the extent that an Ownership Group is funding the maintenance of its investment in the Certificates during such funding period through the issuance of Commercial Paper or at the Funding Rate, during which the amount of such investment is reduced (in whole or in part) prior to the end of the period for which it was originally scheduled to remain outstanding (which shall be the maturity date of the related Commercial Paper to the extent then funded by Commercial Paper), whether as a result of a repayment of, or any assignment to another Conduit Purchaser, the Alternate Transferees, or the Program Support Providers of any interest therein (the amount of such reduction being referred to as the "Allocated Amount"), the excess of (a) the discount or interest that would have accrued on

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the Allocated Amount during the remainder of such funding period if such reduction had not occurred over (b) the income, if any, received by such Ownership Group from investing the Allocated Amount for the remainder of such funding period, each as determined in good faith and on a reasonable basis by such Ownership Group, it being understood that (i) the investments into which the Allocated Amount for any funding period is placed shall mature no later than the date on which such funding period matures and (ii) in investing such Allocated Amount such Ownership Group will, but without limitation to its discretion, endeavor to minimize the associated Breakage Amounts.

       "BTFC" means Bally Total Fitness Corporation, a Delaware corporation.

       "Certificate" means a Series 2001-1 Certificate.

       "Certificate Initial Invested Amount" means, as to any Certificate, that portion of the purchase price of the Certificates allocated to such Certificate on the Closing Date, as specified in Schedule I hereto or on the date such Certificate is issued after the Closing Date, as applicable.

       "Certificate Majority" means, at any time, the Holders of Series 2001-1 Certificates aggregating not less than 50% of the Invested Amount.

       "Certificate Rate" means, with respect to any Certificate and any day, a per annum rate equal to the weighted average of the Funding Rate for such Certificate for such day.

       "CIBC" means the Canadian Imperial Bank of Commerce.

       "Closing" is defined in Section 3.01.

       "Closing Date" means December 3, 2001.

       "Commercial Paper" means, with respect to any Conduit Purchaser, the commercial paper allocated by such Conduit Purchaser as the source of funding for the related Certificate at any time.

       "Commitment Amount" means $155,000,000, as such amount may be reduced from time to time pursuant to Section 2.04.

       "Commitment Fee" means, for any Certificate and any day the Commitment Fee set forth in the Fee Letter for the applicable Ownership Group for such day.

       "Commitment Termination Date" means November 27, 2002, as such date may be extended pursuant to Section 2.04(b).

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       "Conduit Administrator" means, with respect to any Conduit Purchaser, the Person acting as Conduit Administrator for such Conduit Purchaser under this Certificate Purchase Agreement and, with respect to Lexington Parker, means Liberty Hampshire and each of its successors and assigns.

       "Conduit Purchaser" means Lexington Parker, any Person designated as a "Conduit Purchaser" on an Additional Ownership Group Annex delivered by an assignee pursuant to Section 2.07(b), and any other SPRC that purchases or funds an interest in a Certificate.

       "Cost of Funds Rate" means, for any SPRC, with respect to any Accrual Period (or portion thereof), the per annum rate equivalent to the weighted average of the per annum rates which may be paid or payable by such SPRC from time to time as interest on or otherwise (by means of Hedge Agreements or otherwise) in respect of its Commercial Paper relating to such Accrual Period as determined by or on behalf of such SPRC, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such Commercial Paper and to net payments owed or received by such SPRC under any Hedge Agreements entered into by such SPRC in connection with such Commercial Paper; provided, however, that if any component of such rate is a discount rate, in calculating the "Cost of Funds Rate" for such Accrual Period for the purposes of this definition, such SPRC shall for such component use the rate resulting from converting such discount rate into an interest bearing equivalent rate per annum.

       "Facility Account" means the account described in Section 2.03(c).

       "Federal Bankruptcy Code" means the bankruptcy code of the United States of America codified in Title 11 of the United States Code.

       "Fee Letter" means the letter agreement dated as of November 30, 2001 among the Managing Agent on behalf of the CIBC Ownership Group, the Servicer and the Transferor, setting forth certain fees payable by the Servicer and/or the Transferor, and each such other letter agreement among any Managing Agent on behalf of its Ownership Group, the Servicer and the Transferor.

       "Fitch" means Fitch, Inc., or any successor which is a nationally recognized statistical rating organization.

       "Funding Rate" means, with respect to any Certificate on any day during any Accrual Period,

         (a) to the extent such Certificate is funded during any Accrual Period (or portion thereof) by an Owner which is an SPRC and such Owner is funding such Certificate during any Accrual Period (or portion thereof) through the issuance of commercial paper, a rate per annum equal to the sum of (i) the Cost of Funds Rate, plus (ii) the Program Fee Rate.

         (b) to the extent (i) such Certificate is funded on such day by the related Alternate Transferees or (ii) such Certificate is funded on such day by an Owner which is an SPRC, to the extent such SPRC is not funding such Certificate on such day through the issuance of

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  commercial paper, a rate per annum (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 360-day year) equal to the Bank Funding Rate, or, in the event (w) the Bank Funding Rate cannot be determined or (x) it shall become unlawful for the applicable Alternate Transferees or any Program Support Provider for the applicable SPRC to obtain funds in the London interbank market to fund or maintain any interest in such Certificate, or (y) or if such funding occurs without 3 London Business Days of notice to the Managing Agents, or (z) in the event that an assignment pursuant to Section 2.07(a) or a funding by any Program Support Provider for the applicable SPRC occurs on a date other than the last date of an Accrual Period, for the period commencing on the date of such assignment or funding and ending on the date immediately preceding the first day of the next succeeding Accrual Period, a rate per annum (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 365-day year) equal to the Alternate Rate;

provided, at any time when any Pay-Out Event has occurred and is continuing the Funding Rate shall mean a rate per annum (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 365-day year) equal to the Alternate Rate plus 250 basis points.

       "Governmental Actions" means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

       "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.

       "Governmental Rules" means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

       "Gross-Up Amounts" is defined in Section 8.05(b).

       "Gross-Up Owner" is defined in Section 2.08.

       "Group Purchase Limit" means, with respect to each Ownership Group and its related Certificate, the amount identified as such in Schedule I.

       "Hedge Agreement" means any financial futures contract, option, forward contract, warrant, swap, swaption, collar, floor, cap or other agreement, instrument or derivative or other transactions of a similar nature (whether currency linked, rate linked, index linked, insurance risk linked, credit risk linked or otherwise) entered into by or on behalf of a SPRC with the prior written consent of the Administrative Agent.

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       "Incremental Funding" means an additional amount advanced with respect to the Certificates in accordance with the provisions of Section 2.03.

       "Incremental Funding Date" means the date on which an Incremental Funding occurs, which must be a Business Day.

       "Incremental Funded Amount" means, with respect to any Incremental Funding and any Ownership Group, an amount equal to such Ownership Group's Applicable Pro Rata Share of such Incremental Funding.

       "Indemnified Party" means each Conduit Purchaser, each Alternate Transferee, each Managing Agent, the Administrative Agent, the Conduit Administrator, each Program Support Provider and each or any of their respective officers, directors, members, employees, agents, representatives, assignees, successors, or Affiliates.

       "Initial Purchase Price" is defined in Section 2.02.

       "Interest Shortfall" is defined in Section 2.06(b).

       "Lexington Parker" means Lexington Parker Capital Company, LLC.

       "Liberty Hampshire" means The Liberty Hampshire Company, LLC.

       "LIBOR" means, for the purposes of calculating interest and with respect to the Bank Rate Tranche Period applicable thereto, a rate per annum, to be reasonably determined by the Administrative Agent, equal to the rate per annum which appears on page 3750 on the Dow Jones Telerate Service, or such other page as may replace page 3750 on that service (rounded up to the nearest 1/100 of 1%), for the purpose of displaying London interbank offered rates of major banks for deposits of Dollars, at or about 11:00 a.m. (London time) two London Business Days prior to the first day of such Bank Rate Tranche Period for a period equal to such Bank Rate Tranche Period in an amount substantially equal to the amount of dollars to be funded; provided, that in the event no rate is so posted, "LIBOR" shall mean the arithmetic average (rounded up to only four decimal places) of the offered quotations by the Administrative Agent for deposits of dollars at or about 11:00 a.m. (London time) two London Business Days prior to the Accrual Period or other period, as applicable, in an amount substantially equal to the amount of dollars to be funded.

       "LIBOR Rate Reserve Percentage" means, for any Accrual Period, a percentage (expressed as a decimal) equal to the daily average during such Accrual Period of the percentage in effect on each day of such Accrual Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of such Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

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       "London Business Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

       "Losses" is defined in Section 8.01.

       "Managing Agent" means, with respect to any Ownership Group, the Person acting as Managing Agent for such Ownership Group under this Certificate Purchase Agreement and initially means CIBC and each of its successors and assigns.

       "Material Adverse Change" means a material adverse change in the condition (financial or otherwise), business, operations or property of Bally and its Subsidiaries taken as a whole and which affects the ability of BTFC or any of its Affiliates to perform their respective obligations under the Transaction Documents or the collectibility of the Receivables as a whole.

       "Minimum Rating" means, with respect to any Rating Agency, a rating of P-1 by Moody’s, A-1 by Standard & Poor’s and F-1 by Fitch, as applicable.

       "Monthly Interest" is defined in Section 2.06(a).

       "Moody's" means Moody's Investors Service, Inc., or any successor which is a nationally recognized statistical rating organization.

       "New Lending Office" is defined in Section 8.05(h).

       "Notice of Incremental Funding" means a written notice of an Incremental Funding in the form of Exhibit A.

       "Owners" means the Conduit Purchasers and the Alternate Transferees.

       "Ownership Group" means Lexington Parker, CIBC and any SPRC administered by CIBC or the Conduit Administrator or any of their respective Affiliates (the "CIBC Ownership Group") and each group of Owners and their Affiliates designated as an "Ownership Group" on an Additional Ownership Group Annex. For avoidance of doubt, each of the CIBC Ownership Group and each such other Ownership Group shall be a separate Ownership Group.

       "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

       "Percentage" means, (a) for any Alternate Transferee listed on the signature pages hereto, the percentage set forth under the signature of such Alternate Transferee on the signature pages to this Certificate Purchase Agreement, as such percentage may be reduced by any Assignment and Acceptance entered into by such Alternate Transferee, or (b) with respect to any Owner that becomes

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a party hereto pursuant to an Assignment and Acceptance, the percentage set forth therein, as such percentage may be reduced by any Assignment and Acceptance entered into by such Owner and a subsequent Owner.

       "Permitted Assignee" means (a) with respect to any Conduit Purchaser, any SPRC (i) approved by the Transferor or (ii) which (A) has a short-term debt rating of at least the Minimum Rating by at least two of the Rating Agencies at the time such SPRC became an assignee and (B) has been selected by the related assignor after consultation with the Transferor (unless such SPRC is administered by Liberty Hampshire, in which case such consultation is not required) and (b) with respect to any Alternate Transferee, any commercial bank or other financial institution (i) approved by the Transferor or (ii) which (A) has short-term debt ratings of at least the Minimum Rating by at least two of the Rating Agencies at the time such Alternate Transferee became an assignee and (B) has been selected by the related assignor after consultation with the Transferor. Notwithstanding the right of the Transferor to consultation under clauses (a)(ii) and (b)(ii) of the preceding sentence, nothing contained in such clauses shall be deemed or construed to grant to the Transferor any right of consent with respect to the selection of a Permitted Assignee under such clauses. Notwithstanding the foregoing, during the existence of a Pay-Out Event, "Permitted Assignee" means any Person.

       "Pooling and Servicing Agreement" means the Amended and Restated Pooling and Servicing Agreement dated as of December 16,1996 among the Transferor, the Servicer and the Trustee.

       "Program Fee Rate" for any Managing Agent and its related Ownership Group, has the meaning set forth in the Fee Letter for such Ownership Group.

       "Program Support Agreement" means any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of any Conduit Purchaser, the issuance of one or more surety bonds for which any Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by any Conduit Purchaser to any Program Support Provider of the applicable Certificate (or any interest therein or in any portions thereof) and/or the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s securitization program (whether for liquidity or credit enhancement support), together with any letter of credit, surety bond or other instrument issued thereunder.

       "Program Support Provider" means and includes any Person now or hereafter extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, any Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Purchaser’s securitization program.

       "Rating Agency" means Standard & Poor's, Moody's or Fitch.

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       "Series 2001-1 Supplement" means the Series 2000-1 Supplement to the Amended and Restated Pooling and Servicing Agreement, dated as of November 30, 2001, by and among the Transferor, the Servicer and the Trustee.

       "Servicer" means BTFC or any successor servicer appointed in accordance with the terms of the Pooling and Servicing Agreement or the Series 2001-1 Supplement.

       "SPRC" means a special purpose company or other entity administered by a Managing Agent, a Conduit Administrator or an Affiliate thereof which obtains funding from the issuance of commercial paper and/or other debt securities.

       "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw- Hill Companies, Inc., or any successor which is a nationally recognized statistical rating organization.

       "Taxes" is defined in Section 8.05(b).

       "Third Party Claim" is defined in Section 8.02.

       "Transferor" is defined in the Preamble.

       "Transaction Documents" for purposes of this Certificate Purchase Agreement means the Pooling and Servicing Agreement, the Series 2001-1 Supplement, the Purchase Agreement, the Subsidiary Purchase Agreement, the Back-Up Servicing Agreement, this Certificate Purchase Agreement, the Fee Letter, the Administrative Agent Fee Letter and the Certificates.

       "Trustee" is defined in the Pooling and Servicing Agreement.

       SECTION 1.02 Other Definitional Provisions. All terms defined in this Certificate Purchase Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Certificate Purchase Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Certificate Purchase Agreement, and accounting terms partly defined in this Certificate Purchase Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; provided that nothing in this Section 1.02 or any other provision of the Certificate Purchase Agreement shall modify any accounting terms or GAAP (as defined in the Series 2001-1 Supplement) used in the Pooling and Servicing Agreement; (b) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (c) references to any agreement refer to that agreement as the same may be amended, extended, renewed, amended and restated or otherwise modified in accordance with its terms from the date hereof; (d) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Certificate Purchase Agreement (or the certificate or other document in which they are used) as a whole and not to any

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particular provision of this Certificate Purchase Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term "including" means "including without limitation"; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any Person include that Person’s successors and assigns; and (i) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II.

PURCHASE AND SALE

       SECTION 2.01 Purchase and Sale of the Certificates. (a) On the terms and subject to the conditions set forth in this Certificate Purchase Agreement, and in reliance on the covenants, representations, warranties and agreements herein set forth, the Transferor may, at its option, offer to sell to each Managing Agent, on behalf of its respective Conduit Purchaser(s), and each Conduit Purchaser may elect to purchase on the Closing Date, a Certificate having a Certificate Initial Invested Amount and with a Group Purchase Limit as set forth in Schedule 1.

       (b) On the terms and subject to the conditions set forth in this Certificate Purchase Agreement, and in reliance on the covenants, representations, warranties and agreements herein set forth, if any Conduit Purchaser chooses not to purchase (through its related Managing Agent) a Certificate, the applicable Alternate Transferee(s) in such Conduit Purchaser’s Ownership Group shall purchase (through the related Managing Agent) on the Closing Date such Certificate for a purchase price equal to its Percentage (allocable to such Conduit Purchaser by the Managing Agent if there is more than one SPRC in the related Ownership Group) of the Certificate Initial Invested Amount of the Certificate related to its Ownership Group.

       (c) On the Closing Date, the Certificates shall be issued for each Ownership Group in the name of such Ownership Group’s Managing Agent and in a maximum principal amount equal to such Ownership Group’s Group Purchase Limit. The Certificates shall be issued in typewritten form, executed by a Responsible Officer of the Transferor. The Administrative Agent (as to all of the Ownership Groups) and each Managing Agent (as to each Owner in its related Ownership Group) shall record any subsequent increases and decreases to each Ownership Group’s Group Purchase Limit. Such increases and decreases shall be accounted for pro rata among the Ownership Groups and, in the event a discrepancy exists between the records of the Administrative Agent and a Managing Agent, the Administrative Agent’s records shall control.

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       SECTION 2.02 Initial Purchase Price. Each Certificate is to be purchased at a price (the "Initial Purchase Price") of 100% of its Certificate Initial Invested Amount.

       SECTION 2.03 Incremental Fundings.

       (a) Each Managing Agent severally agrees, on behalf of its Ownership Group, to make Incremental Fundings, in each case, pro rata based on the respective Applicable Pro Rata Share of its related Ownership Group, from time to time until the Amortization Period Commencement Date upon satisfaction, as of the applicable Incremental Funding Date, of each of the following conditions:

         (i) The Administrative Agent shall have received copies of all reports and other items required to be delivered by the Servicer to the Trustee pursuant to the Pooling and Servicing Agreement and the Series 2001-1 Supplement (it being understood that the Administrative Agent shall deliver a copy of all such reports and other items to the Conduit Purchasers);

         (ii) Each of the representations and warranties made by BTFC pursuant to Article IV of the Purchase Agreement and by the Originators pursuant to Article IV of the Subsidiary Purchase Agreement shall be true and correct as of the related Incremental Funding Date, and each of BTFC and the Originators shall have performed in all material respects all obligations to be performed by it under the Purchase Agreement or Subsidiary Purchase Agreement, as applicable, on or prior to such Incremental Funding Date;

         (iii) Each of the representations and warranties made by the Transferor and the Servicer pursuant to the Pooling and Servicing Agreement shall be true and correct in all material respects as of the related Incremental Funding Date;

         (iv) No event has occurred and is continuing, or would result from such Incremental Funding on such Incremental Funding Date, that constitutes (or if such event remains uncured will, with the lapse of time, constitute) a Pay-Out Event or Servicer Default;

         (v) (a) The Outstanding Certificate Amount allocable to the related Certificate will not exceed the related Group Purchase Limit and (b) the Outstanding Certificate Amount of all Certificates will not exceed the Invested Amounts of all Certificates (in each case, after giving effect to such Incremental Funding);

         (vi) At least three Business Days prior to the Incremental Funding Date and not later than 2:00 p.m. (New York time), the Administrative Agent shall have received a completed Notice of Incremental Funding from the Servicer (it being understood that the Administrative Agent shall deliver a copy of such Notice of Incremental Funding to the Conduit Purchasers not later than 4:00 p.m. (New York time) on the date when such Notice of Incremental Funding is received by the Administrative Agent);

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         (vii) The Commitment Termination Date shall not have occurred;

         (viii) The conditions to effectiveness of, transfers pursuant to, and issuance of the Certificates under, the Transaction Documents as set forth therein shall have been satisfied;

         (ix) The principal amount on deposit in the Reserve Fund shall equal or exceed the Reserve Fund Amount (after giving effect to such Incremental Funding);

         (x) Since the latest annual audited financial statements of Bally, there has been no Material Adverse Change; and

         (xi) The Transferor shall have obtained an Interest Rate Cap with respect to which the aggregate notional principal amount of all Interest Rate Caps then in effect is equal to or greater than the Outstanding Certificate Amount (after giving effect to such Incremental Funding).

Subject to the foregoing conditions, in the event that a Conduit Purchaser elects not to make an Incremental Funding, the applicable Alternate Transferees in such Conduit Purchaser’s Ownership Group severally agree to make the respective Percentage (allocable to such Conduit Purchaser by the Managing Agent if there is more than one SPRC in the related Ownership Group) of the Applicable Pro Rata Share of such Incremental Funding (provided that no Alternate Transferee shall be required to make a portion of any Incremental Funding if, after giving effect thereto, its Percentage of the Outstanding Certificate Amount allocable to the related Certificate would exceed its applicable Percentage of the Group Purchase Limit allocated to the related Certificate).

       Each Alternate Transferee’s obligation hereunder shall be several, such that the failure of any Alternate Transferee within an Ownership Group to make its Incremental Funding shall not relieve any other Alternate Transferee within such Ownership Group (or any other Ownership Group) of its obligation hereunder to make its Incremental Funding. Further, in the event an Alternate Transferee fails to satisfy its obligation to make available its respective Percentage of the Applicable Pro Rata Share of such Incremental Funding as required hereunder upon receipt of notice of such failure from the Administrative Agent, the non-defaulting Alternate Transferees, if any, who are in the same Ownership Group as the defaulting Alternate Transferee shall make the defaulting Alternate Transferee’s Percentage of the Applicable Pro Rata Share of such Incremental Funding pro rata in proportion to their relative Percentages (determined without regard to the Percentage of the defaulting Alternate Transferee) (provided that no Alternate Transferee shall be required to make a portion of any Incremental Funding if, after giving effect thereto, its Percentage of the Outstanding Certificate Amount allocable to the related Certificate would exceed its applicable Percentage of the Group Purchase Limit allocated to the related Certificate). The defaulting Alternate Transferee shall on the next Business Day following the date of such Incremental Funding make such amounts available to the applicable Alternate Transferees, together with interest at the Funding Rate for each day during such period.

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       (b) Each Incremental Funding shall be requested, not more than one time during a calendar month, in a principal amount of not less than $8,000,000 or, in the event that there is not more than one Ownership Group, $5,000,000 or, with respect to Lexington Parker, $5,000,000 and integral multiples of $500,000 in excess thereof; provided, that an Incremental Funding may be requested in such lesser amount such that the portion thereto allocable to any Ownership Group equals the entire remaining amount available under such Ownership Group’s Group Purchase Limit. Subject to the other provisions of this Certificate Purchase Agreement, Incremental Fundings shall be allocated among the various Certificates on a pro rata basis per Ownership Group based on their respective Applicable Pro Rata Shares. No Incremental Funding shall be made on a date other than a Distribution Date.

       (c) The purchase price of each Incremental Funding shall be equal to 100% of the allocation of the related Incremental Funded Amount and the wire transfer thereof in immediately available funds shall be initiated not later than 3:00 p.m. New York City time on the Incremental Funding Date to the Transferor, account no. 5800321274, ABA# 071-000-505, reference: H&T Receivable Funding Corporation, maintained at LaSalle National Bank, Chicago, Illinois (or such other account as may from time to time be specified by the Servicer on behalf of the Transferor in a notice to the Administrative Agent and each Managing Agent).

       (d) At all times on and after the Closing Date, but prior to the Commitment Termination Date, solely with respect to any interests in the Certificates held by any Alternate Transferee, the Transferor may, subject to the related Managing Agent’s approval and the limitations described below, request Bank Rate Tranche Periods and allocate a portion of the interests in such Certificates to each selected Bank Rate Tranche Period. The Transferor shall give the Administrative Agent irrevocable notice by telephone of each requested Bank Rate Tranche Period at least three (3) Business Days (and the Administrative Agent shall promptly give the related Managing Agent notice thereof) prior to the first Business Day of the requested Bank Rate Tranche Period or the expiration of any then existing Bank Rate Tranche Period, as applicable; provided, however, that the related Managing Agent may select, in its sole discretion, any such Bank Rate Tranche Period if (i) the Transferor fails to provide such notice on a timely basis or (ii) the Managing Agent determines, in its sole discretion, that the Bank Rate Tranche Period requested by the Transferor is unavailable or for any reason commercially undesirable to the Managing Agent or the Administrative Agent.

       (e) Each Managing Agent hereby appoints the Administrative Agent as its agent for the purpose of allocating the amount of the requested Incremental Funding among the Ownership Groups.

       SECTION 2.04 Reduction of Commitment Amount or Group Purchase Limit; Commitment Termination Date.

       (a) The Transferor and the Servicer may reduce in whole or in part the Commitment Amount or the unused Group Purchase Limit of the Ownership Groups (but not below the related Outstanding Certificate Amount at such time) by giving the Administrative Agent written notice

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thereof at least five Business Days before such reduction is to take place; provided, that any partial reduction shall be in an amount of $10,000,000, or any integral multiples of $1,000,000 in excess thereof. Reductions of the respective Group Purchase Limits shall be made on a pro rata basis.

       (b) If the Transferor so requests not more than 75 days nor fewer than 60 days prior to the Commitment Termination Date, the Administrative Agent agrees to promptly request the consent of the Alternate Transferees to an extension of the Commitment Termination Date in effect at such time, for an additional period of not more than 364 days, with responses to any such request to be due not later than 45 days prior to the Commitment Termination Date. The Administrative Agent shall, promptly after becoming aware thereof, give to the Transferor and the Conduit Administrator written notice of any notification delivered by any Alternate Transferee to the effect that such Alternate Transferee is agreeing or is not agreeing to a requested extension of the Commitment Termination Date pursuant to this Section 2.04(b).

       SECTION 2.05 Calculation of the Certificate Rates.

       (a) On or before 2 Business Days preceding each Determination Date, (i) each Managing Agent shall calculate the Certificate Rate applicable to the related Certificate for the related Accrual Period to the extent such Certificate Rate is calculated by reference to clause (b) of the definition of Funding Rate; (ii) each Conduit Purchaser (or its related Conduit Administrator) shall (A) calculate the Certificate Rate applicable to the related Certificate for the Accrual Period to the extent such Certificate Rate is calculated by reference to clause (a) of the definition of Funding Rate and (B) notify the Managing Agent for such Conduit Purchaser’s Ownership Group of such Conduit Purchaser’s (or Conduit Administrator’s) calculation of such Certificate Rate; (iii) each Managing Agent shall notify the Administrative Agent of such Managing Agent’s or Conduit Purchaser’s calculation of the Certificate Rate applicable to the related Certificate for each day in the related Accrual Period; and (iv) the Administrative Agent shall notify the Servicer of such rates and amount (such Certificate Rate shall be calculated using an estimate of the applicable Funding Rate, if necessary, for the remaining days in such Accrual Period); provided, that each such applicable rate calculation shall be adjusted as provided in Section 2.05(b).

       (b) On or before 2 Business Days following each Distribution Date, if any Managing Agent, Conduit Purchaser or Conduit Administrator shall have used an estimate of a Funding Rate for the applicable Certificate pursuant to Section 2.05(a) with respect to the preceding Accrual Period (or any day therein), such Managing Agent, Conduit Purchaser or Conduit Administrator shall compute the actual applicable Funding Rate for such Accrual Period (or such day), and (i) if the actual applicable Funding Rate so computed results in an amount of interest which is greater than the interest amount determined with the estimated applicable Funding Rate for such preceding Accrual Period (or such day), the applicable Funding Rate calculated pursuant to Section 2.05(a) for the current Accrual Period (or day) shall be increased to reflect such difference, and (ii) if the actual applicable Funding Rate so computed results in an amount of interest which is less than the interest amount determined with the estimated applicable Funding Rate for such preceding Accrual Period

15

(or such day), the applicable Funding Rate calculated pursuant to Section 2.05(a) for the current Accrual Period shall be decreased to reflect such difference.

       (c) If the Outstanding Certificate Amount allocable to the Certificate of any Ownership Group shall have increased during any Accrual Period as a result of an Incremental Funding by such Ownership Group during such Accrual Period, and such increase was not reflected in the amount of Monthly Interest paid with respect to the related Certificate on the Distribution Date following such Accrual Period, on or before 2 Business Days following such Distribution Date, the Managing Agent for such Ownership Group, or the Conduit Purchaser or Conduit Administrator in such Ownership Group, shall provide the Administrative Agent, and the Administrative Agent shall provide the Servicer, with notice of the amount of any additional Monthly Interest payable as a result of such increase (such additional amount to be calculated using the actual Funding Rate applicable to the preceding Accrual Period (or day) as determined pursuant to clause (a) or clause (b) above, as applicable), and the Monthly Interest payable on the Distribution Date for the current Accrual Period shall be increased to reflect such additional amount.

       (d) Each of the Servicer and the Transferor agrees to pay or cause the Paying Agent to pay all amounts required to be paid by it with respect to the Certificates and each Owner, to the account listed on Schedule II, maintained by the Administrative Agent for the benefit of the Managing Agents.

       (e) Pursuant to Section 9.02, the Administrative Agent hereby appoints each of the Managing Agents, the Conduit Purchasers and the Conduit Administrators as its agent for the purpose of making the calculations and estimations required by this Section 2.05 with respect to such Managing Agent’s Ownership Group.

       SECTION 2.06 Calculation and Payment of Monthly Interest and Additional Interest.

       (a) The amount of interest ("Monthly Interest") distributable from the Distribution Account and due and payable with respect to each Certificate on any Distribution Date shall be an amount equal to the sum, for each day in the related Accrual Period, of the product of (A) the Certificate Rate (or weighted average of the Certificate Rates) in effect with respect to such Certificate, (B) the Outstanding Certificate Amount allocable to such Certificate on such day and (C) a fraction the numerator of which is 1 and the denominator of which is 360 (provided that the denominator shall be 365 or 366, as applicable, on such portion of the Certificate Rate calculated by reference to the Alternate Rate). Such Monthly Interest shall be payable in arrears at the end of each Accrual Period on the related Distribution Date, provided that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

       (b) On the Determination Date preceding each Distribution Date, the Servicer shall determine an amount (the "Interest Shortfall") equal to the excess, if any, of (x) the Monthly Interest for the Accrual Period applicable to such Distribution Date over (y) the amount available to be paid to the Certificateholders in respect of interest on such Distribution Date. If there is an Interest Shortfall with respect to any Distribution Date, an additional amount ("Additional Interest") shall

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be distributable from the Distribution Account and due and payable with respect to each Certificate on each Distribution Date following such Distribution Date until such Interest Shortfall is eliminated, to and including the Distribution Date on which such Interest Shortfall is paid to the Certificateholders, equal to the product of (A) the Certificate Rate (or weighted average of the Certificate Rates), (B) such Interest Shortfall remaining unpaid and (C) a fraction the numerator of which is 1 and the denominator of which is 360 (provided that the denominator shall be 365 or 366, as applicable, on such portion of the Certificate Rate calculated by reference to the Alternate Rate). Notwithstanding anything to the contrary herein, Additional Interest shall be payable or distributed to Certificateholders only to the extent permitted by applicable law.

       SECTION 2.07 Assignment to Alternate Transferees, Program Support Providers and SPRCs.

       (a) Alternate Transferee Commitment. At any time on or prior to the Commitment Termination Date if any Conduit Purchaser so elects, by written notice to the Administrative Agent, its Managing Agent and the Transferor, such Conduit Purchaser hereby irrevocably agrees to assign its interest at such time, if any, in the related Certificate in whole to the Alternate Transferees in its Ownership Group pursuant to this Section 2.07. Upon any such election by any Conduit Purchaser, such Conduit Purchaser shall make such assignment and its related Alternate Transferees shall accept such assignment and shall assume all of such Conduit Purchaser’s interests at such time in such Certificate. In connection with any assignment from a Conduit Purchaser to an Alternate Transferee pursuant to this Section 2.07, such Alternate Transferee shall, on the date of such assignment, pay to its related Managing Agent, for the account of its related Conduit Purchaser, an amount which (together with all other assignment proceeds paid by such Alternate Transferee pursuant to this Section 2.07(a) prior to such date) equals its Assignment Amount. Nothing herein shall prevent a Conduit Purchaser from making a subsequent Incremental Purchase hereunder following any assignment pursuant to this Section 2.07 or from making more than one assignment pursuant to this Section 2.07.

       (b) Assignment. Any Alternate Transferee, subject to the prior written consent of its Managing Agent, may assign all or any portion of its interest at such time, if any, in the Certificate and Group Purchase Limit of its Ownership Group and its rights and obligations hereunder to any Permitted Assignee in accordance with the Pooling and Servicing Agreement and the Series 2001-1 Supplement. In the case of an assignment by an Alternate Transferee to a Permitted Assignee, the assignor shall deliver to the assignee(s) an Assignment and Acceptance, duly executed, assigning to the assignee a pro rata interest in the assignor’s rights and obligations hereunder and under its related Certificate and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee’s right, title and interest in and to such interest and to enable the Administrative Agent and the related Managing Agent on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction

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Documents with respect to such interest for all purposes of this Certificate Purchase Agreement and under the other Transaction Documents (it being understood that the Alternate Transferees, as assignees, shall be obligated to fund Incremental Fundings under Section 2.03 in accordance with the terms thereof, notwithstanding that the Conduit Purchasers are permitted to elect not to make Incremental Fundings) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Certificate Purchase Agreement and under the other Transaction Documents. No such assignment shall be effective unless a fully executed copy of the related Assignment and Acceptance shall be delivered to the Administrative Agent and the related Managing Agent. All costs and expenses of the Administrative Agent and the assignor incurred in connection with any assignment hereunder shall be borne by the assignor.

       (c) Effects of Assignment. By executing and delivering an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Certificate Purchase Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Certificate Purchase Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, BTFC or the Servicer or the performance or observance by the Transferor, BTFC or the Servicer of any of their respective obligations under this Certificate Purchase Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Certificate Purchase Agreement and each other Transaction Document and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into an Assignment and Acceptance and to purchase an interest; (iv) such assignee will, independently and without reliance upon the Administrative Agent, or any of its Affiliates, or the assignor, or the related Managing Agent, and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Certificate Purchase Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Administrative Agent and its related Managing Agent to take such action as agent on its behalf and to exercise such powers under this Certificate Purchase Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent or such Managing Agent, as applicable, by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Certificate Purchase Agreement and the other Transaction Documents; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Certificate Purchase Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against its related Conduit Purchaser(s) any proceeding of the type referred to in Section 10.08 prior to the

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date which is one year and one day since the last day on which any commercial paper note or other indebtedness of such Conduit Purchaser(s) shall have been paid in full.

       (d) Assignment to Program Support Providers. Notwithstanding any provision herein or in any other Transaction Document to the contrary at any time, if any Conduit Purchaser so elects such Conduit Purchaser hereby irrevocably may from time to time assign its interest in the related Certificate in whole or in part or may from time to time assign an undivided interest in or sell a participation in the related Certificate, to any of its Program Support Providers in accordance with the terms of the applicable Program Support Agreement.

       (e) Assignment to an SPRC. Notwithstanding any provision herein or in any other Transaction Document to the contrary at any time, if any Conduit Purchaser so elects such Conduit Purchaser hereby irrevocably may from time to time assign its interest in the related Certificate in whole or in part or may from time to time assign an undivided interest in or sell a participation in the related Certificate, to any other SPRC administered by its Managing Agent (or any Affiliate of such Managing Agent) or, in the case of the CIBC Ownership Group, the Conduit Administrator; provided that such SPRC shall be a Permitted Assignee. Upon any such assignment by a Conduit Purchaser to an SPRC pursuant to the terms of this paragraph, such SPRC shall be a Conduit Purchaser for all purposes of this Certificate Purchase Agreement and shall become a member of the assigning Conduit Purchaser’s Ownership Group. All costs and expenses of the Administrative Agent and the assignor incurred in connection with any assignment hereunder shall be borne by the assignor.

       (f) Interest and Costs after Assignment. After giving effect to any assignment pursuant to this Section 2.07, the applicable assignee shall be entitled to interest on the applicable Certificate, Additional Amounts and the Commitment Fee only to the extent accrued from the date of such assignment, and the applicable assignor shall be entitled to all interest on the applicable Certificate, Additional Amounts and the Commitment Fee accrued through the date of such assignment.

       (g) Assignment Upon Direction of Administrative Agent. The Administrative Agent, at the direction of BTFC or the Transferor, may direct Lexington Parker to assign, and Lexington Parker hereby agrees that it shall so assign, any or all of its interest in the related Certificate on the terms and conditions set forth in this Section 2.07 upon (i) written notice to Lexington Parker of such assignment direction (which notice shall specify the applicable assignment date, which date shall be at least 15 days after Lexington Parker has received and acknowledged such notice in writing (the "Assignment Date")) and (ii) payment on such Assignment Date, in immediately available funds prior to 11:00 a.m. (New York time), to Lexington Parker of an amount equal to the sum of (1) the Outstanding Certificate Amount as of the Assignment Date, (2) all interest on or in respect of such Outstanding Certificate Amount through and including the Assignment Date, (3) all amounts owing to Lexington Parker pursuant to this Certificate Purchase Agreement (including, without limitation, Section 8.05(c)) on the Assignment Date, and (4) all fees and expenses (including, without limitation, fees and expenses of counsel) of Lexington Parker relating to such assignment.

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       SECTION 2.08 Gross-Up Owners. If the Servicer is required to pay any Gross-Up Amounts under Section 8.05(b) to any Owner (each such Owner, a "Gross-Up Owner"), the Transferor, at its discretion, within 90 days following the date of any such payment, and upon not less than 30 days’ prior written notice to each such Gross-Up Owner, may (i) arrange for one or more Assignees (which may include any Conduit Purchaser or Alternate Transferee) reasonably acceptable to the Administrative Agent (and with the consent of such assignees) to assume by purchase all or part of any Certificate then held by each such Gross-Up Owner or any member of its Ownership Group (together, the "Affected Parties") together with the obligations of each Affected Party under this Purchase Agreement (in which event the Affected Parties and any such Permitted Assignees shall promptly execute and deliver Assignment and Acceptances (in the manner and with the effect contemplated by Sections 2.07(b) and 2.07(c)), (ii) instruct the Trustee to apply Principal Collections to reduce the Invested Amounts of the Affected Parties (but only during the Revolving Period and only to the extent funds are available for such purpose pursuant to the Series 2001-1 Supplement) and/or (iii) terminate all or any portion of the unused Group Purchase Limit of the Affected Parties and their associated Ownership Group. Notwithstanding anything to the contrary in the foregoing, the election by the Transferor pursuant to the preceding sentence shall apply equally to all Owners who are Gross-Up Owners at the time such election is made. The Transferor shall simultaneously send to the relevant Affected Parties, their Managing Agent and the Administrative Agent a copy of any instructions provided to the Trustee pursuant to clause (ii) of the immediately preceding sentence and shall simultaneously notify the Trustee and each Managing Agent of any reduction made in an Ownership Group’s Group Purchase Limit pursuant to clause (iii) of the immediately preceding sentence. Any Affected Party shall continue to be deemed a Holder of Certificates (and shall have full voting rights in respect of its Certificates) in respect of any portion of the Outstanding Certificate Amount allocable to its Certificate which is not assumed by a Permitted Assignee or repaid in accordance with the Series 2001-1 Supplement (and the related Managing Agent shall remain entitled to vote, for purposes of the definition of "Certificate Majority", any portion of the related Group Purchase Limit not assumed by a Permitted Assignee).

ARTICLE III.

CLOSING

       SECTION 3.01 Closing. The closing (the "Closing") of this Certificate Purchase Agreement shall occur on the Closing Date.

       SECTION 3.02 Transactions to be Effected at the Closing. At the Closing, each Managing Agent will deliver to the Transferor funds in an amount equal to the Initial Purchase Price of the related Certificate by wire transfer of immediately available funds to the Facility Account.

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ARTICLE IV.

CONDITIONS PRECEDENT TO
PURCHASE ON THE CLOSING DATE

       The initial purchase by each Managing Agent of a Certificate on behalf of its respective Ownership Group is subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by the Administrative Agent and each Managing Agent in its sole discretion); provided that the funding of the Initial Purchase Price by the Managing Agent pursuant to Section 3.02 shall constitute confirmation that such conditions have been satisfied or waived:

       SECTION 4.01 Performance by the Transferor, BTFC, and the Servicer. All the terms, covenants, agreements and conditions of the Transaction Documents to be complied with and performed by the Transferor, BTFC and the Servicer at or before the Closing shall have been complied with and performed in all material respects.

       SECTION 4.02 Representations and Warranties. Each of the representations and warranties of the Transferor, BTFC and the Servicer made in the Transaction Documents shall be true and correct in all material respects as of the time of the Closing (except to the extent they expressly relate to an earlier or later time).

       SECTION 4.03 Interest Rate Cap. The Transferor shall have obtained an Interest Rate Cap with respect to which the notional principal amount is equal to or greater than the Outstanding Certificate Amount.

       SECTION 4.04 Opinions of Counsel to the Trustee; Delivery of Officer’s Certificate.

       (a) Counsel to the Trustee shall have delivered to the Administrative Agent a favorable opinion, addressed to the Administrative Agent, the Managing Agents and the Owners, dated as of the date hereof and reasonably satisfactory in form and substance to the Administrative Agent and its counsel, as to such matters as the Administrative Agent shall reasonably require.

       (b) Trustee shall have delivered to the Administrative Agent an Officer’s Certificate dated as of the date hereof and reasonably satisfactory in form and substance to the Administrative Agent and its counsel, certifying that each of the Series 2001-1 Supplement and Back-Up Servicing Agreement has been duly authorized, executed and delivered by the Trustee and that the Series 2001- 1 Certificates have been duly authenticated by the Trustee in accordance with the Pooling and Servicing Agreement.

       SECTION 4.05 Opinions of Counsel to the Transferor. Counsel to the Transferor shall have delivered to the Administrative Agent a favorable opinion, addressed to the Administrative

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Agent, the Managing Agents and the Owners, dated as of the date hereof, and reasonably satisfactory in form and substance to the Administrative Agent and each Managing Agent and their respective counsel, as to such matters as the Administrative Agent or any Managing Agent shall reasonably require.

       SECTION 4.06 Opinions of Counsel to BTFC, the other Originators and the Servicer. Counsel to BTFC and the Servicer shall have delivered to the Administrative Agent a favorable opinion, addressed to the Administrative Agent, the Managing Agents and the Owners, dated as of the date hereof and reasonably satisfactory in form and substance to the Administrative Agent and each Managing Agent and their respective counsel, as to such matters as the Administrative Agent or any Managing Agent shall reasonably require.

       SECTION 4.07 Accounts. Evidence that the accounts required to be established pursuant to Article IV of the Pooling and Servicing Agreement and the Series 2001-1 Supplement are established.

       SECTION 4.08 UCC Financing Statements. Acknowledgment copies of proper UCC financing statements, and any necessary amendments to such financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Administrative Agent deems necessary or desirable in order to protect the Trustee’s first priority interest in the Trust Property.

       SECTION 4.09 Search Results. Search reports with respect to federal tax liens and liens of the PBGC and judgment liens in such jurisdictions as the Administrative Agent may request, showing no such liens on the Trust Property.

       SECTION 4.10 Ratings. Each Conduit Purchaser’s Commercial Paper shall be rated on the Closing Date at least the Minimum Rating by at least two of the Rating Agencies.

       SECTION 4.11 Documents. The Administrative Agent shall have received each of the Transaction Documents, each and every opinion, document, or certification delivered by any party in connection with the Transaction Documents (including all of the items specified in this Article IV) as of the Closing Date, and each such document shall be in full force and effect.

       SECTION 4.12 No Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, the transactions contemplated by the Transaction Documents and the documents related thereto in any material respect.

       SECTION 4.13 Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Transaction Documents and the other documents related thereto shall have been obtained or made.

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       SECTION 4.14 Officer’s Certificates. The Administrative Agent shall have received an Officer’s Certificate from each of the Transferor and the Servicer in form and substance reasonably satisfactory to the Administrative Agent, each Managing Agent, and their respective counsels, dated as of the date hereof, certifying as to (i) the satisfaction of the conditions set forth in Sections 4.01 and 4.02, (ii) the resolutions of its Board of Directors authorizing the execution, delivery, and performance of the Transaction Documents, (iii) its certificate of incorporation (or corresponding charter document), (iv) its by-laws (or corresponding charter document), (v) the names and true signatures of the officers authorized to sign the Transaction Documents to which it is party and (vi) any other matters reasonably requested by the Administrative Agent or any Managing Agent.

       SECTION 4.15 Delivery of Investment Letters. The Transferor shall have received an investment letter in the form of Exhibit C to the Series 2001-1 Supplement (or other writing containing substantially the same representations) from each Conduit Purchaser, Alternate Transferee, and its Managing Agent.

       SECTION 4.16 Delivery of Certificates. The Transferor shall have delivered to the Administrative Agent, for the benefit of each Managing Agent, a Certificate in the name of such Managing Agent setting forth (a) the maximum principal amount equal to the related Ownership Group’s Group Purchase Limit and (b) the actual principal amount equal to the related Certificate Initial Invested Amount.

       SECTION 4.17 Other Documents. The Transferor shall have furnished to the Administrative Agent such other information, certificates and documents as the Administrative Agent or any Managing Agent may reasonably request.

       SECTION 4.18 Transaction Documents Conditions. The conditions to effectiveness of, transfers pursuant to, and issuance of the Certificates, under the Transaction Documents as set forth therein shall have been satisfied.

       SECTION 4.19 Material Adverse Change. Since the date of publication of the quarterly financial statements for the quarter ended September 30, 2001, there has been no Material Adverse Change.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES
OF THE SERVICER AND THE TRANSFEROR

       The Owners, each Managing Agent, each Conduit Administrator and the Administrative Agent shall be deemed to have relied on the representations and warranties of the Servicer, BTFC, the other Originators and the Transferor set forth in the Pooling and Servicing Agreement, the Series

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2001-1 Supplement, the Purchase Agreement and the Subsidiary Purchase Agreement, and confirmed in Section 2.03 and Article IV in purchasing the Certificates (or any interest therein) on the Closing Date and in making (or committing to make) each Incremental Funding on each Incremental Funding Date.

ARTICLE VI.

REPRESENTATIONS, WARRANTIES AND COVENANTS
WITH RESPECT TO THE OWNERS

       Each Owner severally hereby makes the following representations, warranties and covenants as of the Closing Date and as of each Incremental Funding Date, as to itself, to the Transferor and the Servicer on which the Transferor and the Servicer shall rely in entering into this Certificate Purchase Agreement.

       SECTION 6.01 Organization. It has been duly organized and is validly existing and in good standing as a corporation, limited liability company or banking association under the laws of the United States or the State, as applicable, governing its incorporation or formation, with all necessary power and authority to own its properties and to transact the business in which it is now engaged.

       SECTION 6.02 Authority, Etc. It has all requisite power and authority to enter into and perform its obligations under this Certificate Purchase Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by it of this Certificate Purchase Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or limited liability company action on its part. This Certificate Purchase Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, insolvency, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. Neither the execution and delivery by it of this Certificate Purchase Agreement nor the consummation by it of any of the transactions contemplated hereby, nor the performance by it of its obligations hereunder, will conflict with, or violate, result in a breach of or constitute a default under any term or provision of its Certificate of Incorporation (or corresponding charter document), By-laws (or corresponding document), limited liability company agreement, any agreement or document to which it or its properties are bound, any order, writ, judgment or decree binding it or affecting its properties or any Governmental Rule applicable to it.

       SECTION 6.03 Securities Act. The Certificate purchased by each Managing Agent on its behalf pursuant to this Certificate Purchase Agreement will be acquired for investment purposes only and not with the intent or with a view to any public distribution thereof, and it will not offer to sell or otherwise dispose of its Certificates so acquired by it (or any interest therein) in

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violation of any of the registration requirements of the Securities Act or any applicable state or other securities laws. It acknowledges that it has no right to require the Transferor to register under the Securities Act or any other securities law the Certificates to be acquired by it pursuant to this Certificate Purchase Agreement.

       It agrees with the Transferor that: (i) it and its Managing Agent will execute and deliver to the Transferor on or before the Closing Date (or, in the case of an Owner which becomes a party to this Certificate Purchase Agreement after the Closing Date, on the effective date of such Owner’s Assignment and Acceptance) a certain letter, in the form attached as Exhibit C to the Series 2001-1 Supplement, with respect to the purchase of the Certificates and (ii) all of the statements made by it and its Managing Agent in such letter are true and correct in all material respects as of the date made. It understands and agrees that receipt by the Transferor of such a duly executed investment letter is a condition precedent to it becoming an Owner.

ARTICLE VII.

COVENANTS OF THE SERVICER
AND THE TRANSFEROR

       SECTION 7.01 Covenants. Each of the Servicer and the Transferor will duly observe and perform each of its covenants set forth in the other Transaction Documents.

       SECTION 7.02 Amendments.

       (a) The Servicer and the Transferor will not make or permit any Person to take any action regarding amendments, modifications, changes or waivers to the Transaction Documents unless the consent as set forth below is obtained:

         (i) without the prior written consent of all Managing Agents, amend, modify, consent to or waive any provisions of the Transaction Documents which would:

           (A) reduce the Invested Amount, Outstanding Certificate Amount or Certificate Rate that is payable on account of any Certificate or delay any scheduled date for payment thereof;

           (B) modify the definition of Commitment Termination Date or the definition of Distribution Date; or

           (C) release any material portion of the Transferred Assets or the Trust Property; or

           (D) waive a Pay-Out Event or Servicer Default;

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         (ii) without the prior written consent of the Certificate Majority,

           (A) agree to any amendment, modification, consent or waiver of any provision of the Transaction Documents (excluding the Certificate Purchase Agreement); or

           (B) appoint a successor Servicer under the Transaction Documents.

       (b) In its capacity as a Series 2001-1 Certificateholder, CIBC, as Managing Agent for the CIBC Ownership Group, shall not enter into any amendment, modification, consent to or waiver of any provision of the Transactions Documents without the consent (which consent shall not be unreasonably withheld) of Lexington Parker; provided, however, that CIBC need not obtain the consent of Liberty Hampshire with respect to any of the actions described in Section 7.02(a)(ii).

ARTICLE VIII.

INDEMNIFICATION

       SECTION 8.01 Indemnification. The Transferor and the Servicer each agree to indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages, liabilities or expenses (including reasonable legal and accounting fees of such Indemnified Party) (collectively, "Losses"), as incurred (payable promptly upon written request), for or on account of or arising from or in connection with this Certificate Purchase Agreement, including any breach of any representation, warranty or covenant of the Transferor or the Servicer in this Certificate Purchase Agreement, any Transaction Document or in any Certificate or other written material delivered pursuant hereto or thereto; provided, that the Transferor and the Servicer shall not be so required to indemnify any such Indemnified Party or otherwise be liable to any such Indemnified Party hereunder for any Losses (i) resulting from the uncollectibility of the Contracts or other Trust Property due to credit defaults, market fluctuations, a shortfall or other similar market or investment risks associated with ownership of the Certificates or the holding of the interest in the Trust Property represented thereby, (ii) which would otherwise be covered in Sections 8.04 and 8.05, (iii) arising from such Indemnified Party’s gross negligence or willful misconduct or (iv) arising from a breach of any representation or warranty set forth in the Pooling and Servicing Agreement or the Series 20001-1 Supplement, to the extent such Losses are covered pursuant to and to the extent the Servicer has complied with its obligations under Section 8.4 of the Pooling and Servicing Agreement.

       SECTION 8.02 Procedure. In order for an Indemnified Party to be entitled to any indemnification provided for under this Certificate Purchase Agreement in respect of, arising out of, or involving a claim made by any Person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the Transferor and the Servicer in writing of the

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Third Party Claim promptly after receipt by such Indemnified Party of written notice of the Third Party Claim unless the Transferor and the Servicer shall have previously obtained actual knowledge thereof. Thereafter, the Indemnified Party shall deliver to the Transferor and the Servicer within a reasonable time after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party from the Person making the Third Party Claim.

       SECTION 8.03 Defense of Claims. If a Third Party Claim is made against an Indemnified Party, (a) the Transferor or the Servicer, as applicable, will be entitled to participate in the defense thereof and, (b) if it so chooses, to assume the defense thereof with counsel selected by the Transferor or the Servicer, as applicable, provided that in connection with such assumption (i) such counsel is not reasonably objected to by the Indemnified Party and (ii) the Transferor or the Servicer, as applicable, first admits in writing its liability to indemnify the Indemnified Party with respect to all elements of such claim in full. Should the Transferor or the Servicer so elect to assume the defense of a Third Party Claim in accordance with the first sentence of this Section, the Transferor or the Servicer, as applicable, will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Transferor or the Servicer elects to assume the defense of a Third Party Claim in accordance with the first sentence of this Section, the Indemnified Party will (i) cooperate in all reasonable respects with the Transferor or the Servicer in connection with such defense and (ii) not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Transferor’s or the Servicer’s prior written consent, as the case may be. If the Transferor or the Servicer shall assume the defense of any Third Party Claim, the Indemnified Party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the Transferor or the Servicer does not assume the defense of any such Third Party Claim, the Indemnified Party may defend the same in such manner as it may deem appropriate, including settling such claim or litigation after giving notice to the Transferor and the Servicer of such terms, and the Transferor or the Servicer will promptly reimburse the Indemnified Party for all of its Losses upon written request. Anything contained in this Certificate Purchase Agreement to the contrary notwithstanding, neither the Transferor nor the Servicer shall be entitled to assume the defense of any part of a Third Party Claim that seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party, and, if counterclaims exist between the Indemnified Party, on one hand, and the Transferor and/or the Servicer, on the other hand, the Indemnified Party is not subject to the provisions of this Section 8.03 as to such counterclaims.

       SECTION 8.04 Indemnity for Taxes, Reserves and Expenses. (a) If after the date hereof, the adoption of any Governmental Rule or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Governmental Rule or bank regulatory guideline by any Governmental Authority charged with the administration, interpretation or application thereof, or the compliance with any directive of any Governmental Authority (in the case of any bank regulatory guideline, whether or not having the force of a Governmental Rule):

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         (i) shall subject any Indemnified Party to any tax, duty, deduction or other charge with respect to the Trust Property, Transaction Documents, or payments of amounts due thereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect thereof (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the United States of America, the jurisdiction in which such Indemnified Party’s principal executive office is located or any other jurisdiction in which the Indemnified Party would be subject to such tax if the transactions contemplated by this Agreement had not occurred); or

         (ii) shall impose, modify or deem applicable any reserve, capital, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting the Contracts, the Transaction Documents or payments of amounts due hereunder or thereunder (including with respect to Eurocurrency liability reserves); or

         (iii) imposes upon any Indemnified Party any other cost or expense (including, without limitation, reasonable attorneys’ fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing if such a contest is requested by the Transferor) with respect to the Contracts, the Transaction Documents or payments of amounts due hereunder or thereunder;

and the result of any of the foregoing is to increase the cost or reduce the payments to such Indemnified Party with respect to the Contracts, the Pooling and Servicing Agreement, the Series 2001-1 Supplement, the Certificates, this Certificate Purchase Agreement, the other Transaction Documents or payments of amounts due hereunder or thereunder or the obligations hereunder or thereunder or the funding of any purchases (including Incremental Fundings) with respect thereto by any Owner, then, from time to time, the Transferor and the Servicer agree to pay such Indemnified Party, within 10 days after demand by such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party on an After-Tax Basis for such increased cost or reduced payments.

       (b) If any Indemnified Party shall have determined that, after the date hereof, the adoption of any applicable Governmental Rule or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Governmental Authority, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party’s obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but

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for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) then from time to time, the Transferor and the Servicer agree to pay such Indemnified Party, within 10 days after demand by any such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

       (c) Any Indemnified Party who makes a demand for payment of increased costs or capital pursuant to Section 8.04(a) or (b) shall promptly deliver to the Transferor and the Servicer a certificate setting forth in reasonable detail the computation of such increased costs or capital and specifying the basis therefor. In the absence of manifest error, such certificate shall be conclusive and binding for all purposes. Each Indemnified Party shall use reasonable efforts to mitigate the effect upon the Transferor and the Servicer of any such increased costs or capital requirements; provided, it shall not be obligated to take any action that it determines would be disadvantageous to it or inconsistent with its policies.

       SECTION 8.05 Costs, Expenses, Taxes, Breakage Amounts and Increased Costs under Certificate Purchase Agreement and Program Facility.

       (a) The Servicer shall be obligated to pay on demand to each Owner and its Managing Agent (i) all reasonable legal fees and expenses of counsel to the Administrative Agent, with the understanding that the Administrative Agent’s counsel may be providing service to and acting on behalf of all of the Managing Agents, in connection with the preparation, execution and delivery of this Certificate Purchase Agreement, the other Transaction Documents, the other documents to be delivered hereunder or thereunder or in connection herewith or therewith and (ii) all reasonable legal fees and expenses of counsel to the Administrative Agent and the Conduit Purchaser in connection with any amendments, modifications, waivers or consents with respect to any Transaction Documents, and (iii) all reasonable costs and expenses including the reasonable fees and expenses of counsel for the Owners, the Administrative Agent and the Managing Agent, if any, in connection with the enforcement of their rights and remedies under this Certificate Purchase Agreement, the other Transaction Documents, and the other documents delivered hereunder or thereunder or in connection herewith or therewith.

       (b) All amounts payable by the Servicer and the Transferor with respect to the Certificates shall be made free and clear and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges ("Taxes") of any nature whatsoever imposed by any taxing authority on any Managing Agents and its related Ownership Group (or assignee of such parties), but excluding (i) franchise taxes and taxes imposed on or measured by the recipient’s net income or gross receipts (ii) any taxes, charges or fees that would not have been imposed but for the failure by such Owner or Managing Agent to provide and keep current any certification or other documentation permitted by applicable law to be delivered by such Owner or Managing Agent and required to qualify for an exemption from or reduced rate thereof, and (iii) any taxes, charges or fees imposed as a result of a change by any Owner of the office through which its Certificate is booked as a result of the sale, transfer or assignment by any Owner of its interest hereunder. In the event that any

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withholding or deduction from any payment made by the Servicer or the Transferor is required in respect of any Taxes, then the Servicer or Transferor, as applicable, shall: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to the Administrative Agent an official report or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and (iii) pay to the Administrative Agent such additional amount or amounts (such amounts, "Gross-Up Amounts") as is necessary to ensure that the net amount actually received by the recipient will equal on an After-Tax Basis the full amount the applicable Managing Agent and its related Ownership Group would have received had no such withholding or deduction in respect of Taxes been required. If any of the Taxes are directly asserted against any Managing Agent and its related Ownership Group with respect to any payment received pursuant to this Certificate Purchase Agreement, the Administrative Agent for the account of such Managing Agent on behalf of the applicable Ownership Group may pay such Taxes and the Servicer and the Transferor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the Administrative Agent after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted. If the Servicer or the Transferor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, it shall indemnify the Indemnified Parties for any incremental Taxes, interest, or penalties that may become payable by any of the Indemnified Parties as a result of such failure. In addition, the Transferor and the Servicer shall be obligated to pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Certificate Purchase Agreement, the Certificates, the other Transaction Documents or the other documents and agreements to be delivered hereunder and thereunder, and each of them agrees to save each Owner and its Managing Agent harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees, except to the extent such delay or omission is a result of the gross negligence or willful misconduct of such Owner or Managing Agent.

       (c) The Transferor and the Servicer shall pay Breakage Amounts to the Administrative Agent for the accounts of the Managing Agents on behalf of the applicable Ownership Group, upon the request of the Administrative Agent, including such Breakage Amounts incurred by any Ownership Group in connection with the cancellation of an Incremental Funding by the Transferor or the Servicer, including all costs associated with issuing Commercial Paper (or other financing source). The determination by any Ownership Group of the amount of any such loss, cost, or expense shall be set forth in a written notice to the Administrative Agent and to the Transferor and the Servicer in reasonable detail and shall be conclusive, absent manifest error.

       (d) The Transferor and the Servicer shall pay to any Owner, so long as such Owner shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency

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liabilities, additional yield on the unpaid fundings of such Owner during each Accrual Period in respect of which yield is computed by reference to LIBOR, for such Accrual Period, at a rate per annum equal at all times during such Accrual Period to the remainder obtained by subtracting (i) LIBOR for such Accrual Period from (ii) the rate obtained by dividing such LIBOR referred to in clause (i) above by that percentage equal to 100% minus the LIBOR Rate Reserve Percentage of such Owner for such Accrual Period, payable on each date on which yield is payable on such fundings. Such additional yield shall be determined by each Managing Agent and notice thereof (accompanied by a statement setting forth the basis for the amount being claimed) given to the Administrative Agent to deliver to the Servicer within 30 days after any yield payment is made with respect to which such additional yield is requested. Such written statement shall, in the absence of manifest error, be rebuttable presumptive evidence of the subject matter thereof. Any Indemnified Party claiming any additional amounts payable pursuant to this Section 8.05(d) agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different office or branch of such Indemnified Party as its lending office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Indemnified Party, be otherwise disadvantageous to such Indemnified Party.

       (e) If a Conduit Purchaser becomes obligated to compensate any financial institution under its commercial paper program as a result of any events or circumstances similar to those described in Section 8.04 or clauses (c) and (d) of this Section 8.05, such Conduit Purchaser shall promptly deliver to the Transferor and the Servicer a certificate setting forth in reasonable detail the computation of such amounts (which shall be allocated to the Transferor based on the portion of such compensation attributable to the Transferor’s receipt of or right to receive funds under this Agreement). In the absence of manifest error, such certificate shall be conclusive and binding for all purposes. The Transferor and the Servicer shall be obligated to pay to the Conduit Purchaser, promptly after receipt of such certificate, such additional amounts as may be necessary to pay or reimburse the Conduit Purchaser for any amounts so paid or payable by the Conduit Purchaser. With respect to amounts to be paid pursuant to this Section 8.05(e) as a result of any events or circumstances similar to those described in Section 8.04, the applicable Conduit Purchaser shall request the party to be compensated to use its reasonable efforts to mitigate the effect upon the Transferor and the Servicer of any such increased costs or capital requirements; provided, such party shall not be obligated to take any action that it determines would be disadvantageous to it or inconsistent with its policies.

       (f) The Transferor and the Servicer shall not be required to indemnify any Owner or to pay any Gross-Up Amounts to any Owner in respect of any U.S. federal income or withholding tax pursuant to Section 8.05(b) above to the extent that such Owner was liable for or subject to such Taxes (after giving effect to any applicable exemptions) on the date such Owner became a party to this Agreement or, with respect to payments to a New Lending Office (as defined below), the date such Owner designated such New Lending Office, provided, however, that this paragraph (f) shall not apply (x) to any Owner or New Lending Office that becomes an Owner or New Lending Office as a result of an assignment, participation, transfer or designation

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made at the request of the Transferor or the Servicer or (y) to the extent the indemnity payment or Gross-Up Amounts any Owner, acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or Gross-Up Amounts that the person making the assignment, participation or transfer to such Owner or making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation.

       (g) Any Owner which (i) receives payment from the Servicer of any Gross-Up Amounts pursuant to Section 8.05(b), and (ii) subsequently is reimbursed by the applicable governmental authority for the applicable taxes, penalties or interest (whether in whole or in part), shall promptly reimburse the Servicer for the Gross-Up Amounts the Servicer paid to the extent of the reimbursement thus received.

       (h) Each Owner that is created or organized in or under the laws of a jurisdiction other than the United States or a state thereof hereby agrees upon request to complete, execute and deliver to the Transferor and the Servicer, Internal Revenue Service Forms W-8ECI or W- 8BEN (or any successor form), as applicable, from time to time on which such Owner will be entitled to receive distributions pursuant to the Series 2001-1 Supplement and this Certificate Purchase Agreement, and each such Owner and each other Owner agrees that it will provide, complete, execute and deliver in like manner at such other time as the Servicer or the Transferor may reasonably specify, such other forms or certificates as may be required under the laws of any applicable jurisdiction in order to permit the Transferor or the Servicer to make payments to, and deposit funds to or for the account of, such Owner hereunder and under the Series 2001-1 Supplement and this Certificate Purchase Agreement without any deduction or withholding for or on account of any tax (including, without limitation, Internal Revenue Service Form W-8 or W-9, as applicable). Such documents shall be delivered by each Owner on or promptly after the date it becomes a party to this Certificate Purchase Agreement and on or before the date, if any, such Owner changes its applicable lending office by designating a different lending office (such lending office, a "New Lending Office") (for the avoidance of doubt, any transfer of a Certificate from one Owner to another Owner within the same Ownership Group shall not be deemed to constitute the designation of a New Lending Office).

ARTICLE IX.

THE AGENTS

       SECTION 9.01 Authorization and Action of Administrative Agent. Each Ownership Group and its related Managing Agent hereby accepts the appointment of and authorizes the Administrative Agent to take such action as agent on behalf of such Ownership Group and Managing Agent and to exercise such powers as are delegated to such Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Except for actions which the Administrative Agent is expressly required to take pursuant to this

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Certificate Purchase Agreement, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to applicable law unless the Administrative Agent shall receive further assurances to its satisfaction from the applicable Ownership Groups, of the indemnification obligations under Section 9.06 against any and all liability and expense which may be incurred in taking or continuing to take such action. The Administrative Agent agrees to give to each Managing Agent prompt notice of each notice and determination and a copy of each certificate and report (if such notice, report, determination, or certificate is not given by the applicable Person to the Managing Agents) given to it by the Transferor or the Servicer, pursuant to the terms of this Certificate Purchase Agreement, the Pooling and Servicing Agreement, the Series 2001-1 Supplement or any other Transaction Document. The Administrative Agent shall take such action or refrain from taking any action required under the Transaction Documents at the direction of the Certificate Majority, the Managing Agent or otherwise as set forth under the Transaction Documents. As among the Managing Agents and their related Ownership Groups, all calculations, payments and other allocations among or with respect to the Managing Agents or their related Ownership Groups shall be performed or made, as applicable, by the Administrative Agent.

       SECTION 9.02 Authorization and Action of Managing Agents. Each member of each Ownership Group hereby accepts the appointment of and authorizes the Managing Agent for such Ownership Group to take such action as agent on its behalf and to exercise such powers as are delegated to such Managing Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Each Managing Agent reserves the right, in its sole discretion, to take any actions and exercise any rights or remedies under this Certificate Purchase Agreement or any other Transaction Document and any related agreements and documents. Except for actions which any Managing Agent is expressly required to take pursuant to this Certificate Purchase Agreement, as the case may be, such Managing Agent shall not be required to take any action which exposes such Managing Agent to personal liability or which is contrary to applicable law unless such Managing Agent shall receive further assurances to its satisfaction from the members of its related Ownership Group of the indemnification obligations under Section 9.06 against any and all liability and expense which may be incurred in taking or continuing to take such action.

       SECTION 9.03 Agency Termination. Subject to Sections 9.06 and 9.08, the appointment and authority of the Administrative Agent and the Managing Agents hereunder shall terminate upon the later of (i) the payment to (a) each Ownership Group of all amounts owing to such Ownership Group hereunder and under the Certificates and (b) the Managing Agents and the Administrative Agent of all amounts due hereunder and under the Certificates and (ii) the Commitment Termination Date.

       SECTION 9.04 Agents' Reliance, Etc. Neither the Administrative Agent, the Managing Agents nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it as Administrative Agent or as Managing Agents under or in connection with this Certificate Purchase Agreement or any related agreement or document, except for its or their own gross negligence or willful misconduct. Without

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limiting the foregoing, the Administrative Agent and each Managing Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Ownership Group and shall not be responsible to any Ownership Group for any statements, warranties or representations made by the Transferor, BTFC or the Servicer in connection with this Certificate Purchase Agreement or any other Transaction Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Certificate Purchase Agreement or any other Transaction Document on the part of the Transferor, BTFC or the Servicer or to inspect the property (including the books and records) of the Transferor, BTFC or the Servicer; (iv) shall not be responsible to any Ownership Group, as the case may be, for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Certificate Purchase Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Certificate Purchase Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing believed by it in good faith to be genuine and signed or sent by the proper party or parties.

       SECTION 9.05 Administrative Agent, Managing Agents, and Affiliates. CIBC and its Affiliates and each Managing Agent and its Affiliates may generally engage in any kind of business with the Servicer, the Transferor, BTFC or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Servicer, the Transferor, BTFC or any Obligor or any of their respective Affiliates, all as if CIBC were not the Administrative Agent and without any duty to account therefor to the Managing Agents or Ownership Groups and as if such parties were not Managing Agents and without any duty to account therefor to their respective related Ownership Groups.

       SECTION 9.06 Indemnification. (a) Each Owner (other than a Conduit Purchaser) severally agrees to indemnify its related Managing Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Managing Agent in any way relating to or arising out of this Certificate Purchase Agreement or any other Transaction Document or any action taken or omitted by such Managing Agent under this Certificate Purchase Agreement or any other Transaction Document; provided, that (i) no Ownership Group shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the related Managing Agent’s gross negligence or willful misconduct and (ii) no Ownership Group shall be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by the related Conduit Purchaser and all of the related Alternate Transferees. Without limitation of the generality of the foregoing, each Owner (other than a Conduit Purchaser) agrees to reimburse the related Managing Agent, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by such Managing Agent in

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connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Certificate Purchase Agreement or any other Transaction Document, provided, that no Owner shall be responsible for the costs and expenses of such Managing Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the related Managing Agent to the extent a court of competent jurisdiction in a final and non-appealable decision determines that such Managing Agent was grossly negligent or engaged in willful misconduct.

       (b) Each Managing Agent severally agrees to indemnify the Administrative Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Certificate Purchase Agreement or any action taken or omitted by the Administrative Agent under this Certificate Purchase Agreement; provided, that (i) no Managing Agent shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Administrative Agent’s gross negligence or willful misconduct and (ii) no Managing Agent shall be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by the related Ownership Group. Without limitation of the generality of the foregoing, each Managing Agent agrees to reimburse the Administrative Agent, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Certificate Purchase Agreement, provided, that no Managing Agent shall be responsible for the costs and expenses of the Administrative Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Administrative Agent to the extent a court of competent jurisdiction in a final and non-appealable decision determines that the Administrative Agent was grossly negligent or engaged in willful misconduct.

       SECTION 9.07 Purchase Decision. Each Owner acknowledges that it has, independently and without reliance upon its related Managing Agent or the Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Certificate Purchase Agreement and to purchase an interest in the Certificates. Each Owner also acknowledges that it will, independently and without reliance upon its related Managing Agent or the Administrative Agent or any of their respective Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Certificate Purchase Agreement or any related agreement, instrument or other document.

       SECTION 9.08 Successor Agents. The Administrative Agent or any Managing Agent may resign at any time by giving five days’ written notice thereof to each Managing Agent

35

(in the case of the Administrative Agent’s resignation) or to the members of its respective Ownership Group (in the case of a Managing Agent’s resignation), as applicable, the Transferor and the Servicer. Upon any such resignation, the Managing Agents or related Ownership Group, as applicable, shall have the right to appoint a successor Administrative Agent or Managing Agent approved by the Transferor (which approval will not be unreasonably withheld or delayed). If no successor Administrative Agent or Managing Agent shall have been so appointed and shall have accepted such appointment, within sixty days after the retiring Administrative Agent’s or Managing Agent’s giving of notice of resignation, then the retiring Administrative Agent or Managing Agent may, on behalf of the Managing Agents or the related Ownership Group, as applicable, appoint a successor Administrative Agent or Managing Agent. If such successor Administrative Agent or Managing Agent is not an Affiliate of the resigning Administrative Agent or Managing Agent, such successor Administrative Agent or Managing Agent shall be subject to the Transferor’s prior written approval (which approval will not be unreasonably withheld or delayed). Upon the acceptance of any appointment as Administrative Agent or Managing Agent hereunder by a successor Administrative Agent or Managing Agent, such successor Administrative Agent or Managing Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent or Managing Agent, and the retiring Administrative Agent or Managing Agent shall be discharged from its duties and obligations under this Certificate Purchase Agreement. After any retiring Administrative Agent’s or Managing Agent’s resignation hereunder as Administrative Agent or Managing Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent or Managing Agent under this Certificate Purchase Agreement.

ARTICLE X.

MISCELLANEOUS

       SECTION 10.01 Amendments. (a) No amendment or waiver of any provision of this Certificate Purchase Agreement shall in any event be effective unless the same shall be in writing and signed by the Transferor, the Servicer, the Trustee, the Administrative Agent, each Managing Agent, each Alternate Transferee in the CIBC Ownership Group and Lexington Parker (provided that any waiver with respect to obligations of the Transferor or the Servicer shall not be required to be signed by any of them), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

       (b) Notwithstanding Section 10.01(a), no amendment or waiver of Section 2.07(a) shall require the consent of the Transferor or BTFC, individually or as Servicer.

       SECTION 10.02 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies) and mailed or telecopied, as to each party hereto, at its address set forth in Schedule III or at such other address

36

as shall be designated by such parties in a written notice to the other party hereto. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or confirmed by telephone, respectively.

       SECTION 10.03 No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

       SECTION 10.04 Binding Effect; Participations Etc.

       (a) This Certificate Purchase Agreement shall be binding upon and inure to the benefit of the Transferor, the Servicer, the Administrative Agent, the Managing Agents and the Owners and their respective successors and assigns (including any subsequent holders of the Certificates); provided, that the Transferor shall not have the right to assign its rights hereunder or any interest herein (by operation of law or otherwise) without the prior written consent of the Administrative Agent and the Managing Agents. The Transferor acknowledges that each Owner may at any time assign any and all of its rights and obligations hereunder and under its related Certificate as permitted in Section 2.07.

       (b) Any Owner may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more Persons (each, a "Participant") participating interests in all or a portion of its rights and obligations under this Certificate Purchase Agreement. Notwithstanding any such sale by an Owner of participating interests to a Participant, (i) such Owner’s rights and obligations under this Certificate Purchase Agreement shall remain unchanged, (ii) such Owner shall remain solely responsible for the performance thereof, and (iii) the Transferor, the Servicer, the Administrative Agent, each Conduit Purchaser and the related Managing Agents shall continue to deal solely and directly with such Owner in connection with such Owner’s rights and obligations under this Certificate Purchase Agreement. The Transferor and the Servicer also agree that each Participant shall be entitled to the benefits of Article VIII; provided, that all such amounts payable by the Transferor or the Servicer to any such Participant shall be limited to the amounts which would have been payable to the Owner selling such participating interest had such interest not been sold. No Participant shall have any right to vote for any amendment, waiver or other modification to this Certificate Purchase Agreement or any other Transaction Document, except that each Participant shall have the right to vote for any of the amendments, modifications, consents and waivers described in Section 7.02(a)(i).

       (c) This Certificate Purchase Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Certificates shall have been paid in full.

37

       SECTION 10.05 Provision of Documents and Information. The Transferor and the Servicer each acknowledge and agree that the Administrative Agent, the Owners and the Managing Agents are permitted to provide to other Owners, their permitted assignees and participants, the placement agents for their respective commercial paper notes, the rating agencies with respect to such notes, Program Support Providers, and counsel for any of the foregoing Persons, opinions, certificates, documents and other information relating to the Transferor, the Servicer and the Contracts delivered to the Owners, the Administrative Agent, or the Managing Agents pursuant to this Certificate Purchase Agreement.

       SECTION 10.06 GOVERNING LAW; JURISDICTION. THIS CERTIFICATE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS CERTIFICATE PURCHASE AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS.

       SECTION 10.07 WAIVER OF JURY TRIAL. EACH PARTY TO THIS CERTIFICATE PURCHASE AGREEMENT WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS CERTIFICATE PURCHASE AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR INDEMNIFIED PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS CERTIFICATE PURCHASE AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY PROVISION HEREOF OF THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, AMENDMENTS AND RESTATEMENTS, OR MODIFICATIONS TO THIS CERTIFICATE PURCHASE AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT (INCLUDING ANY EXTENSION OF THE COMMITMENT TERMINATION DATE).

38

       SECTION 10.08 No Proceedings.

       (a) Each of the Transferor and the Servicer agrees that so long as any commercial paper note or other indebtedness of a Conduit Purchaser shall not have been paid in full or there shall not have elapsed one year plus one day since the last day on which any commercial paper note or other indebtedness of a Conduit Purchaser shall have been paid in full, it shall not file, or join in the filing of, cooperate with any Person in the filing of, or encourage any Person with respect to the filing of a petition against such Conduit Purchaser under the Federal Bankruptcy Code, or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against such Conduit Purchaser.

       (b) Each member of each Ownership Group agrees that until one year plus one day since the last day on which any commercial paper note or other indebtedness of a Conduit Purchaser shall not have been paid in full, it shall not file, or join in the filing of, cooperate with any Person in the filing of, or encourage any Person with respect to the filing of a petition against such Conduit Purchaser under the Federal Bankruptcy Code, or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against such Conduit Purchaser.

       SECTION 10.09 Execution in Counterparts. This Certificate Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

       SECTION 10.10 No Recourse. (a) The obligations of a Conduit Purchaser under this Certificate Purchase Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by a Conduit Purchaser or any officer thereof are solely the corporate or partnership obligations of such Conduit Purchaser. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Certificate Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by a Conduit Purchaser or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, director or incorporator of such Conduit Purchaser.

       (b) Notwithstanding anything in this Certificate Purchase Agreement to the contrary, the Conduit Purchasers shall not have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to any Conduit Purchaser after paying or making provision for the payment of its commercial paper or other indebtedness. All payment obligations of the Conduit Purchasers hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its commercial paper or other indebtedness; and each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the

39

Bankruptcy Code if and to the extent that any such payment obligation owed to it by the Conduit Purchasers exceeds the amount available to the Conduit Purchasers to pay such amount after paying or making provision for the payment of its commercial paper or other indebtedness.

       SECTION 10.11 Limited Recourse. The obligations of the Transferor and the Servicer under this Certificate Purchase Agreement are solely the obligations of the Transferor and the Servicer, respectively. No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Certificate Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Transferor or the Servicer or any officer thereof in connection therewith, against any stockholder, employee, officer or director of the Transferor or the Servicer. The Transferor shall be obligated to make such payments only if, and to the extent Trust Property are available to make such payment.

       SECTION 10.12 Survival. All representations, warranties, covenants, guaranties and indemnifications contained in this Certificate Purchase Agreement, including Section 10.08 and Section 10.10, or in any other Transaction Document and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the sale, transfer or repayment of the Certificates.

       SECTION 10.13 Tax Treatment. The Transferor has structured this Certificate Purchase Agreement, the Series 2001-1 Supplement and the Series 2001-1 Certificates intending for the Series 2001-1 Certificates to qualify under applicable federal, state, local and foreign tax law as indebtedness. The Transferor, the Servicer, the Holder of the Exchangeable Transferor Certificate, each Series 2001-1 Certificateholder and each Certificate Owner agree to treat and to take no action inconsistent with the treatment of the Series 2001-1 Certificates (or beneficial interest therein) as indebtedness that is secured by the Trust Property for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Series 2001-1 Certificateholder and the Holder of the Exchangeable Transferor Certificate, by acceptance of its Certificate and each Certificate Owner, by acquisition of a beneficial interest in a Certificate, agree to be bound by the provisions of this Section 10.13. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to agree to comply with this Certificate Purchase Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 10.13.

[SIGNATURES FOLLOW]

40

       IN WITNESS WHEREOF, the parties have caused this Certificate Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

H & T RECEIVABLE FUNDING CORPORATION, as the Transferor

By:
Name:
Title:

BALLY TOTAL FITNESS CORPORATION, individually and as the Servicer

By:
Name:
Title:

S-1

Certificate Purchase Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

LEXINGTON PARKER CAPITAL COMPANY, LLC, as Conduit Purchaser

By:
Name:
Title:	Authorized Signatory

CANADIAN IMPERIAL BANK OF COMMERCE, as Managing Agent for the CIBC Ownership Group

By:
Name:
Title:

By:
Name:
Title:

S-2

Certificate Purchase Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, as Alternate Transferee in the CIBC Ownership Group

By:
Name:
Title:

By:
Name:
Title:

Percentage: 100%

S-3

Certificate Purchase Agreement

SCHEDULE I

Group Purchase Limits

|-----------------------------------------|---------------------|----------------------|
|                                         | Certificate Initial |                      |
|                                         | Invested Amount     | Group Purchase Limit |
| Ownership Group                         | (Column I)          | (Column II)          |
|-----------------------------------------|---------------------|----------------------|
| CIBC Ownership Group                    | $50,000,000         | $155,000,000         |
|=========================================|=====================|======================|

Certificate Purchase Agreement

SCHEDULE II

Administrative Agent Account

Bank of New York
ABA# 021-0000-18
For credit CIBC Agency: Account# 8900331046
For further reference: Bally

Certificate Purchase Agreement

SCHEDULE III

Addresses for Notices

Transferor

8700 West Bryn Mawr
Chicago, Illinois 60631
Attention: Box HTRFC

with a copy to the Servicer as provided below

Servicer

Bally Total Fitness Corporation
8700 West Bryn Mawr
Chicago, Illinois 60631
Attention: General Counsel
Facsimile: (773) 399-0126

CIBC Ownership Group

For Notices Related to Funding and/or Billing:

Canadian Imperial Bank of Commerce
Lexington Parker Capital Company, LLC
c/o Canadian Imperial Bank of Commerce
425 Lexington Avenue
New York, New York 10017
Attention: Asset Securitization Group
Facsimile: (212) 856-3643

For All Other Notices:

Canadian Imperial Bank of Commerce
Lexington Parker Capital Company, LLC
c/o Canadian Imperial Bank of Commerce
425 Lexington Avenue
New York, New York 10017
Attention: Asset Securitization Group
Facsimile: (212) 856-3643

Certificate Purchase Agreement

EXHIBIT A

Form of Notice of
Incremental Funding

To: Canadian Imperial Bank of Commerce, as Administrative Agent

       This Notice of Incremental Funding is being delivered pursuant to Section 2.03 of the Certificate Purchase Agreement ("Certificate Purchase Agreement") dated as of November 30, 2001 among H & T RECEIVABLE FUNDING CORPORATION, BALLY TOTAL FITNESS CORPORATION, the various Conduit Purchasers, Managing Agents, Alternate Transferees from time to time party thereto and Canadian Imperial Bank of Commerce, as Administrative Agent.

       Capitalized terms used herein without definition shall have the meanings set forth in the Certificate Purchase Agreement.

A.  Proposed Incremental Funding Date:  _____________________
B.  Amount of requested Incremental Funding with respect to
    Certificates........................................................   $__________
C.  Amount of requested Incremental Funding.............................   $__________
D.  Purchase Price (100% of the allocation of the related Incremental
    Funded Amount to the Certificate)...................................   $__________
E.  Remaining Commitment Amount (excluding the requested
    Incremental Funding)................................................   $__________
F.  Remaining Commitment Amount (after giving effect to the
    requested Incremental Fundings on the date hereof)..................   $__________

A-1

Certificate Purchase Agreement

  1. The Incremental Funding Conditions specified in Section 2.03 of the Certificate Purchase Agreement have been satisfied and/or will be satisfied as of the applicable Incremental Funding Date.

  2. All conditions precedent to an Incremental Funding specified in the Transaction Documents have been satisfied and/or will be satisfied as of the applicable Incremental Funding Date.

  3. The data attached hereto as Exhibit 1 shall be true and correct in all material respects as of the Incremental Funding Date set forth above.

H & T RECEIVABLE FUNDING CORPORATION

By:
Title:

BALLY TOTAL FITNESS CORPORATION

By:
Title:

Date of Notice:

A-2

Certificate Purchase Agreement

EXHIBIT I
to the Notice
of Incremental
Funding

Additional Data

A-3

Certificate Purchase Agreement

EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE

[Date]

       ASSIGNMENT AND ACCEPTANCE, dated ________________________ (this "Assignment and Acceptance"), among _________________________ ("Assignor") and ____________________________ ("Assignee").

       Reference is made to the Certificate Purchase Agreement dated as of November 30, 2001 (the "Certificate Purchase Agreement") among H & T RECEIVABLE FUNDING CORPORATION (the "Transferor"), BALLY TOTAL FITNESS CORPORATION (the "Servicer"), the various CONDUIT PURCHASERS, MANAGING AGENTS and ALTERNATE TRANSFEREES named therein, and CANADIAN IMPERIAL BANK OF COMMERCE, as agent for the Managing Agents (in such capacity the "Administrative Agent") Capitalized terms defined in the Certificate Purchase Agreement are used herein with the same meanings.

       1. (a) Assignor hereby sells and assigns, without recourse, to Assignee, and Assignee hereby purchases and assumes, without recourse to or representation or warranty of any kind (except as set forth below), from Assignor, effective as of the date first written above (the "Effective Date") (as defined below), a ___ % interest (the "Assigned Interest") in all of Assignor’s rights and obligations under the Certificate Purchase Agreement and under any other Transaction Documents, and the Certificate of Assignor in existence on the Effective Date, together with the rights of Assignor to payment in respect of the Outstanding Certificate Amount and accrued and unpaid interest relating to such Assigned Interest, and the amount of any accrued and unpaid fees payable to Assignor under the Pooling and Servicing Agreement or the Series 2001-1 Supplement.

       (b) Each of Assignor and Assignee hereby agrees to be bound by all the agreements set forth in the Certificate Purchase Agreement, a copy of which has been received by each such party. From and after the Effective Date, (i) Assignee shall be a party to and be bound by the provisions of the Certificate Purchase Agreement, including Section 10.08(b) thereof, and, to the extent of the interests assigned pursuant to this Assignment and Acceptance, have the rights and obligations of an Owner thereunder and under the other Transaction Documents, (ii) to the extent of the interests assigned by this Assignment and Acceptance, Assignor shall relinquish its rights and be released from its obligations under the Certificate Purchase Agreement and the other Transaction Documents, and (iii) Schedules I, II and III of the attached Additional Ownership Group Annex shall be deemed to supplement Schedules I, II and III of the Certificate Purchase Agreement.

B-1

Certificate Purchase Agreement

       2. Assignor hereby represents and warrants that the Assigned Interest to be sold hereby is owned by Assignor free and clear of any liens, claims or encumbrances created or suffered to exist by Assignor. Except as otherwise set forth in the foregoing sentence, or as otherwise agreed in writing by Assignor, Assignor makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Certificate Purchase Agreement, the Certificates or any other Transaction Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Certificate Purchase Agreement, the Certificates or any other Transaction Document or the creation, perfection or priority of any interest therein created under the Transaction Documents, or (ii) the business condition (financial or otherwise), operations, properties or prospects of the Servicer, the Transferor, or any Affiliate of any thereof or the performance or observance by any party of any of its obligations under any Transaction Document.

       3. Assignee hereby (i) confirms that it has received a copy of the Certificate Purchase Agreement and such other Transaction Documents and other documents and information requested by it, and that it has, independently and without reliance upon the Servicer, the Transferor or the Assignor, and based on such documentation and information as it has deemed appropriate, made its own decision to enter into this Assignment and Acceptance; (ii) agrees that it shall, independently and without reliance upon the Servicer or the Assignor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any of the Transaction Documents; (iii) makes each representation and warranty set forth in Section 6.01 of the Certificate Purchase Agreement as if set out in full herein, each of which are true and correct on and as of the date hereof; (iv) agrees to be bound by the Pooling and Servicing Agreement and the Series 2001-1 Supplement; (v) agrees that it shall perform in accordance with their terms all of the obligations that by the terms of the Certificate Purchase Agreement are required to be performed by it as an Owner; and (vi) specifies as its address for notices the office set forth below.

       4. The Assignee hereby (i) acknowledges that information provided by the Transferor or the Servicer pursuant to or in connection with this Assignment and Acceptance or any of the other instruments, documents or agreements executed and/or delivered in connection with this Assignment and Acceptance or which otherwise may be obtained by the Assignee or any of its officers, employees, agents, directors, or advisers in connection with the structuring, negotiating, execution and performance of the transactions contemplated hereby or thereby is, in each case, confidential and (ii) agrees not to disclose to any Person any such information, without the prior approval of the Transferor, except that the Assignee may disclose any such information (a) to such of its officers, directors, employees, partners, counsel and agents who have a need to know such information or are consulted in connection with such information in light of the Assignee’s responsibilities under this Assignment and Acceptance; provided that such officers, directors, employees, partners, counsel and agents are advised of the confidentiality of such information, (b) to such other Persons authorized by the Transferor to receive such information, (c) as

B-2

Certificate Purchase Agreement

specifically required to be disclosed (or reasonably believed by the Assignee’s counsel to be required to be disclosed) by an applicable law or order of any judicial or administrative proceeding (and all reasonable applications for confidential treatment are unavailable), (d) to the extent such information becomes generally available to the public other than as a result of a disclosure by the Owner, was available on a non-confidential basis prior to its disclosure to the Owner or becomes available to the Owner on a non-confidential basis from a source other than the Servicer, the Transferor, or any Affiliate thereof, provided that such source is not bound by a confidentiality agreement with any such Person, (e) to S&P and Moody’s, (f) as and to the extent necessary in connection with any claim of liability or legal proceeding brought by or against such Owner, or as required by Requirements of Law, (g) as and to the extent required in the performance by the Owner’s duties hereunder, (h) as and to the extent required to enforce the rights of the Owners hereunder or under the Transaction Documents, (i) as and to the extent the Owner is required to disclose to any regulatory authority having jurisdiction over such Owner or to the extent such disclosure is requested thereby, (j) to any provider of Program Support Provider, in each case who agrees to be bound by the terms of this paragraph 4, or (k) to any prospective purchaser of the Certificate held by such Owner who agrees to be bound by this paragraph 4.

       5. Each of the Assignor and the Assignee hereby agrees that the Transferor and the Servicer are third party beneficiaries of this Assignment and Acceptance.

       6. From and after the Effective Date, the Transferor shall make all payments under the Certificate Purchase Agreement with respect to the Assigned Interests assigned hereby (including, without limitation, all payments of, interest and fees with respect thereto) to Assignee.

       7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

Legal Name of Assignor:

Legal Name of Assignee:

[Federal Tax Identification Number of Assignee:]

Assignee's Address for Notices:

       (A) Immediately after giving effect to this Assignment and Acceptance the Assignee's Group Purchase Limit is $______________________.

B-3

Certificate Purchase Agreement

       (B) Immediately after giving effect to this Assignment and Acceptance the Assignor's Group Purchase Limit is $______________________.

The terms set forth herein are hereby agreed to:

______________________________________________ as Assignor

By:_________________________________________
    Name:
    Title:

______________________________________________ as Assignee

By:_________________________________________
    Name:
    Title:

B-4

Certificate Purchase Agreement

Additional Ownership Group Annex
to Assignment and Acceptance

Name of Ownership Group: ______________________________
Name of Conduit Purchaser: ______________________________
Name of Managing Agent: _______________________________
Name of Alternate Transferee(s): __________________________
Name of Conduit Administrator: __________________________

B-5

Certificate Purchase Agreement

SCHEDULE I
TO ASSIGNMENT AND ACCEPTANCE

Group Purchase Limit

B-6

Certificate Purchase Agreement

SCHEDULE II
TO ASSIGNMENT AND ACCEPTANCE

Administrative Agent Account

B-7

Certificate Purchase Agreement

SCHEDULE III
TO ASSIGNMENT AND ACCEPTANCE

Addressed for Notices

B-8

Certificate Purchase Agreement